SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BANCO SANTANDER, S.A. (Exact Name of Registrant as Specified in Its Charter)	SANTANDER FINANCE PREFERRED S.A. UNIPERSONAL (Exact Name of Registrant as Specified in Its Charter)

Kingdom of Spain (State of Incorporation or Organization)	Kingdom of Spain (State of Incorporation or Organization)

132617929 (I.R.S. Employer Identification No.)	98-0420594 (I.R.S. Employer Identification No.)

Ciudad Group Santander Avenida de Cantabria 28660 Boadilla del Monte Madrid , Spain (Address of Principal Executive Offices)	Ciudad Group Santander Avenida de Cantabria 28660 Boadilla del Monte Madrid , Spain (Address of Principal Executive Offices))

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.50% Non-cumulative Series 5 Guaranteed Preferred Securities Guarantee(*)	New York Stock Exchange New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.☐

Securities Act registration statements file number to which this form relates: 333-146881 and 333-146881-01

Securities to be registered pursuant to Section 12(g) of the Act: None

(*)	Application is made for listing, not trading, but only in connection with the registration of the Preferred Securities pursuant to the requirements of the New York Stock Exchange.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered.

The descriptions of the registrant’s 6.50% Non-Cumulative Guaranteed Series 5 Preferred Securities, par value $25.00 per security, and the Guarantee are set forth under “Description of the Exchange Series 5 Preferred Securities” and “Description of the Guarantee” in the registrant’s Registration Statement on Form F-4 (File No. 333-146881 and 333-146881-01) filed with the Securities and Exchange Commission (the “Commission”) on October 23, 2007, as amended on December 13, 2007 and as may be amended after the date hereof, including hereof, including any form of prospectus contained therein, which description is incorporated herein by reference.

Item 2.  Exhibits.

1.	Articles of Association of the Company, as amended (incorporated herein by reference to Exhibit 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9 and 3.10 from the Registration Statement).

2.	Form of share certificate representing the 6.50% Non-Cumulative Guaranteed Series 5 Preferred Securities (incorporated herein by reference to Exhibit 4.1 to the Registration Statement).

3.	Form of Payment and Guarantee Agreement (incorporated herein by reference to Exhibit 10 to the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Santander Finance Preferred S.A. Unipersonal

By:	/s/ ANTONIO TORÍO MARTÍN

	Name:	Antonio Torío Martín
	Title:	Attorney-in-fact

Date: December 13, 2007

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Banco Santander S.A.

By:	/s/ ANTONIO TORÍO MARTÍN

	Name:	Antonio Torío Martín
	Title:	Attorney-in-fact

Date: December 13, 2007